SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____

                          HARRIS TRUST AND SAVINGS BANK
               (Exact name of trustee as specified in its charter)


                 Illinois                                       36-1194448
    (Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                 Identification Number)

                 111 West Monroe Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip code)

                             ----------------------

                Daniel G. Donovan, Harris Trust and Savings Bank,
                 11 West Monroe Street, Chicago, Illinois, 60603
                                  312-461-2908
            (Name, address and telephone number of agent for service)

                                MOBILE MINI, INC.
               (Exact name of obligor as specified in its charter)

            Delaware                                             86-0748362
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              1834 West 3rd Street
                              Tempe, Arizona 85281
               (Address of principal executive offices) (Zip code)

                                    --------

                                 Debt Securities
                       (Title of the indenture securities)

Item 1.  General information.

      Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

             Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

             Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

             The Obligor is not an affiliate of the Trustee.

Item 3.  Voting securities of the trustee.

      Furnish the following information as to each class of voting securities of the trustee:

                                     As of:

               Col. A                                        Col. B

           Title of Class                              Amount outstanding

                                 Not applicable.

Item 4. Trusteeships under Other Indentures.

      If the trustee is a trustee under another  indenture under which any other
securities,   or  certificates  of  interest  or   participation  in  any  other
securities, of the obligor are outstanding, furnish the following information:

      (a) Title of the securities outstanding under each such other indenture.

      Not applicable.

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

      Not applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

      If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

      Not applicable.

Item 6.  Voting Securities of the Trustee Owned by the Obligor or Its Officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                                     As of:

   Col. A             Col. B            Col. C                 Col. D
Name of owner     Title of class     Amount owned       Percentage of voting
                                     beneficially     securities represented by
                                                       amount given in Col. C

                                 Not applicable.


Item 7.  Voting  securities  of the  Trustee  owned  by  Underwriters  or  Their
         Officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                                     As of:

   Col. A             Col. B            Col. C                 Col. D
Name of owner     Title of class     Amount owned       Percentage of voting
                                     beneficially     securities represented by
                                                       amount given in Col. C

                                 Not applicable.

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

      Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                           As of:

    Col. A                  Col. B                    Col. C                   Col. D
Title of class      Whether the securities         Amount owned           Percent of class
                   are voting or non-voting        beneficially        represented by amount
                          securities                or held as             given in Col. C
                                               collateral security
                                                 for obligations
                                                   in default

                                      Not applicable.

Item 9.  Securities of Underwriters Owned or Held by the Trustee.

      If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                               As of:

         Col. A                     Col. B                   Col. C                     Col. D
Title of issuer and title     Amount outstanding          Amount owned             Percent of class
        of class                                          beneficially          represented by amount
                                                           or held as              given in Col. C
                                                       collateral security
                                                         for obligations
                                                      in default by trustee

                                           Not applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

                                               As of:

         Col. A                     Col. B                  Col. C                     Col. D
Title of issuer and title     Amount outstanding         Amount owned             Percent of class
        of class                                         beneficially          represented by amount
                                                          or held as              given in Col. C
                                                      collateral security
                                                        for obligations
                                                     in default by trustee

                                           Not applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

                                               As of:

         Col. A                     Col. B                  Col. C                     Col. D
Title of issuer and title     Amount outstanding         Amount owned             Percent of class
        of class                                         beneficially          represented by amount
                                                          or held as              given in Col. C
                                                      collateral security
                                                        for obligations
                                                     in default by trustee

                                           Not applicable.

Item 12. Indebtedness of the Obligor to the Trustee.

      Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                                     As of:

        Col. A                       Col. B                      Col. C

Nature of indebtedness               Amount                     Date due
                                  outstanding

                                 Not applicable.

Item 13. Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      None.

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      None.

Item 14. Affiliations with the Underwriters.

      If any underwriter is an affiliate of the trustee, describe each such affiliation.

      Not applicable.

Item 15. Foreign Trustee.

      Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not applicable.

Item 16. List of exhibits.

      List below all exhibits filed as a part of this statement of eligibility.

      1. A copy of the articles of association of the trustee as now in effect.

         A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2- 44295, and is incorporated herein by reference.

      2. A copy of the existing by-laws of the Trustee, or instruments corresponding thereto.

         A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

      3. The consents of the United States  institutional  trustees  required by
Section 321(b) of the Act.

         (included as Exhibit A on page 2 of this statement)

      4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

         (included as Exhibit B on page 3 of this statement)

                                      NOTE

      In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the Trustee has relied upon information furnished to it by the obligor.

      Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

      Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

      Pursuant to General Instruction B, the Trustee has responded to Items of this form since to the best knowledge of the Trustee as indicated in Item 13, the Obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Harris Trust and Savings, a corporation organized and existing under the laws of the state of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago, and State of Illinois, on the 17th day of September, 1997.

                                       HARRIS TRUST AND SAVINGS BANK


                                       By /s/ DGDonovan
                                         ---------------------------------------
                                               D. G. Donovan
                                               Assistant Vice President

                                    Exhibit 6

                               CONSENT OF TRUSTEE

      The consents of the Trustee required by Section 321(b) of the Act.

      Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                   Harris Trust and Savings Bank



                                   By /s/ DGDonovan
                                     -------------------------------------------
                                           D.G. Donovan
                                           Assistant Vice President


Dated:  August 7, 1997

EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1997, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                                  HARRIS BANK

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1997, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissiioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                           ASSETS                                                 Dollar Amounts
                                           ------                                                  in Thousands
                                                                                                   ------------
Cash and balances due from depository institutions:

   Noninterest-bearing balances and currency and coin .......................................   $       1,707,824

   Interest-bearing balances ................................................................   $         628,916



Securities:

   a.  Held-to-maturity securities ..........................................................   $               0

   b.  Available-for-sale securities ........................................................   $       3,766,727



Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

   Federal Funds sold .......................................................................   $         275,425

   Securities purchased under agreements to resell ..........................................   $               0


Loans and lease financing receivables:

   Loans and leases, net of unearned income .................................................   $       8,346,198

   LESS: Allowance for loan and lease losses ................................................   $         110,230

   Loans and leases,  net of unearned income, allowance, and reserve ........................   $       8,235,968

Assets held in trading accounts .............................................................   $         164,281

Premises and fixed assets (including capitalized leases) ....................................   $         199,292

Other real estate owned .....................................................................   $             524

Investments in unconsolidated subsidiaries and associated companies .........................   $              69

Customers' liability to this bank on acceptances outstanding ................................   $          46,107

Intangible assets ...........................................................................   $         287,575

Other assets ................................................................................   $         670,230

TOTAL ASSETS ................................................................................   $      15,982,938

                                                 LIABILITIES
                                                 -----------

Deposits:

   In domestic offices ......................................................................   $       9,243,162

      Noninterest-bearing ........................................................$ 3,411,145

      Interest-bearing ...........................................................$ 5,832,017

   In foreign offices, Edge and Agreement subsidiaries, and IBFs ............................   $       1,738,871

      Noninterest-bearing ...........................................................$ 34,386

      Interest-bearing ............................................................$1,704,485

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:

   Federal Funds purchased and Securities sold under agreements to repurchase ...............   $       2,985,911

Trading Liabilities .........................................................................   $          62,083

Other borrowed money:

   a) With a remaining maturity of one year or less .........................................   $         244,781

   b) With a remaining maturity of more than one year .......................................   $               0

Bank's liability on acceptances executed and outstanding ....................................   $          46,107

Subordinated notes and debentures ...........................................................   $         325,000

Other liabilities ...........................................................................   $         119,695

TOTAL LIABILITIES ...........................................................................   $      14,765,610

                                                 EQUITY CAPITAL

Common stock ................................................................................   $         100,000

Surplus .....................................................................................   $         600,000

   a. Undivided profits and capital reserves ................................................   $         534,395

   b. Net unrealized gains (losses) on available-for-sale securities ........................   $         (17,782)

TOTAL EQUITY CAPITAL ........................................................................   $       1,217,328

Total Liabilities, limited-life preferred stock, and equity capital .........................   $      15,982,938

      I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    7/30/97

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          RICHARD JAFFEE
                                                                      Directors.
                                       11